UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 16, 2002 MC Shipping Inc. (Exact name of registrant as specified in its charter)
Liberia State or other Jurisdiction of Incorporation	1-10231 (Commission File Number)	98-0101881 (IRS Employer Identification No.)

                   Richmond House, 12 Par-la-ville Road, Hamilton HM CX Bermuda
                                     (Address of principal executive office)

                   Registrant's telephone number, including area code 441-295-7933

Item 5. Other Events

     Amendment to Articles of Incorporation. At the annual meeting of shareholders of MC Shipping Inc. (the "Company") held on June 20, 2001, shareholders representing more than two-thirds of the Company's outstanding common stock approved a proposal to change the voting requirement for certain fundamental transactions of the Company. Prior to the amendment to the Company's Articles of Incorporation, in order to approve certain fundamental transactions, the affirmative vote of the holders of two-thirds of all outstanding shares entitled to vote thereon was required. The amendment provides that those fundamental transactions are required to be approved by the affirmative vote of the holders of two-thirds of the shares of the Company present in person or represented by proxy and entitled to vote thereon, but in no event less than a majority of the outstanding shares of the Company entitled to vote thereon. The purpose of the amendment was to make approving such fundamental transactions much less onerous, for example, in the case where shareholders are not present at a meeting and have not submitted proxies or have not provided proper instructions on the voting of such proxies.

     Pursuant to the Liberian Business Corporation Act, the Articles of Amendment, which sets forth the amendment to the Company's Articles of Incorporation, must be authenticated by a Liberian consul and registered with the Liberian International Ship and Corporate Registry, LLC to be deemed effective. On July 9, 2002, the Articles of Amendment were authenticated and on July 23, 2002, the Articles of Amendment were filed and became effective according to the Ministry of Foreign Affairs for the Republic of Liberia. A copy of the Articles of Amendment is attached hereto as exhibit 99.1.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

     99.1      Articles of Amendment of MC Shipping Inc. dated
                 January 3, 2002.

                                                                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                        MC Shipping Inc.

Date : December 16, 2002	By: /s/ Dominique Sergent Dominique Dominique Sergent Vice President Chief Financial Officer and Treasurer